Exhibit 10.43

TIME-BASED
NONQUALIFIED STOCK OPTION AGREEMENT
OF
TOYS “R” US, INC.

THIS AGREEMENT (the “Agreement”), is made, effective as of the __ day of _____, _______ (the “Grant Date”), between Toys “R” Us, Inc., a Delaware corporation (the “Company”), and __________ (“Participant”). By accepting this Agreement, Participant agrees to all of the terms and conditions set forth herein, including without limitation, Sections 4 and 5 hereof.
R E C I T A L S:
WHEREAS, the Company has adopted the Toys “R” Us, Inc. 2010 Incentive Plan, as amended (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the stock option provided for herein to Participant pursuant to the Plan and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.Grant of the Option. The Company hereby grants to Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of ________ Shares, subject to adjustment as set forth in the Plan. The purchase price of the Shares subject to the Option shall be $_______ per Share, which was determined by the Board as the Fair Market Value of the Shares as of the Grant Date (the “Option Price”). The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.
2.    Vesting.
(a)    [Vesting terms]
(b)    If Participant’s employment with the Company and the Affiliates is terminated for any reason, the Option shall, to the extent not then vested (after giving effect to Section 2(c) below), be canceled by the Company without consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 3(a).
(c)    If Participant’s employment with the Company and the Affiliates is terminated due to death, Disability or Retirement, the Option shall become fully vested and shall remain exercisable for the period set forth in Section 3(a).

(d)    Notwithstanding any other provisions of this Agreement to the contrary, in the event of a Change in Control, the Option shall become fully vested and shall remain exercisable for the period set forth in Section 3(a).

3.    Exercise of Option.
(a)    Period of Exercise. Subject to the provisions of the Plan and this Agreement, Participant may exercise all or any part of the Vested Portion of the Option with respect to the Shares subject thereto at any time prior to the earliest to occur of:
(i)    the 10th anniversary of the Grant Date;
(ii)    one year following the date of Participant’s termination of employment either by the Company without Cause or by Participant for Good Reason (as defined below) or due to Participant’s death, Disability or Retirement;
(iii)    90 days following the date of Participant’s termination of employment by Participant without Good Reason (unless such termination occurs after Participant has attained eligibility for Retirement); or
(iv)    immediately prior to the date of Participant’s termination of employment by the Company for Cause (i.e., the Vested Portion and Unvested Portion of the Option shall be unexercisable and immediately forfeited in such event).
provided, in each case, the Unvested Portion shall be unexercisable and immediately forfeited.
For purposes of this Agreement, “Good Reason” shall have the meaning assigned to such term in the employment agreement then in effect between Participant and the Company or an Affiliate or, if not defined therein or if no such agreement exists, “Good Reason” shall mean the occurrence of any of the following events without Participant’s prior written consent: (i) a material reduction in Participant’s then current annual base salary or target bonus opportunity or (ii) a failure by the Company or an Affiliate to pay the compensation and benefits due to Participant. Notwithstanding the foregoing, Participant’s termination shall only constitute a termination for Good Reason hereunder if (x) Participant provides the Company with written notice of termination setting forth the specific facts or circumstances constituting Good Reason within 30 days after the initial existence of such facts or circumstances, (y) the Company has failed to cure such facts or circumstances within 30 days after receipt of such notice, and (z) the date of Participant’s termination of employment occurs no later than 90 days after the initial occurrence of the event constituting Good Reason.
(b)    Method of Exercise.
(i)    Subject to Section 3(a), the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price. The payment of the Option Price may be made at the election of Participant (i) in cash or its equivalent (e.g., by check), (ii) if there is no public market for the Shares at such time and subject to the prior written approval of the Committee, pursuant to a cashless exercise (as described below), (iii) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such Sale equal to the aggregate option price for the Shares being purchased, or (iv) any combination of cash and such other available method of exercise. Any cashless exercise shall be effectuated by the Company delivering Shares to Participant having a Fair Market Value equal to (a) the Fair Market Value of all Shares issuable upon exercise of the Option, minus (b) the aggregate exercise price for such Shares. Participant shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to the Option until Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.
(ii)    Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.
(iii)    Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue an Award Certificate in Participant’s name for such Shares. However, the Company shall not be liable to Participant for damages relating to any delays in issuing the Award Certificate or any mistakes or errors in the Award Certificate.
(iv)    In the event of Participant’s death, the Vested Portion of the Option shall remain exercisable by Participant’s executor or administrator, or the person or persons to whom Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a). Any heir or legatee of Participant shall take rights herein granted subject to the terms and conditions hereof.
4.    Stockholders Agreement. Exercise of the Option shall constitute agreement by Participant to be bound by all of the terms and conditions of the Stockholders Agreement with respect to the Shares, or any other Company capital stock, issuable to or held by Participant. All of the terms of the Stockholders Agreement are incorporated herein by reference. For purposes of this Agreement, the term “Stockholders Agreement” shall mean the Management Stockholders Addendum, as amended, which is attached hereto as Exhibit A. Participant hereby acknowledges and agrees that the Stockholders Agreement includes the Appendix to the Management Stockholders Addendum, which Appendix applies (a) with respect to Section 2 thereof, to all Shares issued to Participant under the 2010 Plan (including Shares issued and issuable under Awards granted prior to the date hereof, (b) with respect to Section 3 thereof, to all Shares issued to Participant under any equity incentive plan of the Company and (c) with respect to Section 4 thereof, to all Awards of Restricted Stock and Restricted Stock Units issued to Participant under the Plan.
5.    Restrictive Covenants. The Company and its Subsidiaries operate in a highly sensitive and competitive commercial environment. As part of Participant’s employment with the Company and its Subsidiaries, Participant will be exposed to highly confidential and sensitive information regarding the Company’s and its Subsidiaries’ business operations, including corporate strategy, pricing and other market information, know-how, trade secrets, and valuable customer, supplier, and employee relationships. It is critical that the Company take all necessary steps to safeguard its legitimate protectable interests in such information and to prevent any of its competitors or any other persons from obtaining any such information. Therefore, as consideration for the Company’s agreement to grant the Option to Participant, Participant shall agree to be bound by the following restrictive covenants:
(a)    Confidentiality. Participant acknowledges that the information, observations and data obtained by him or her while employed by the Company and its Subsidiaries concerning the business or affairs of the Company or any of its Subsidiaries (“Confidential Information”) are the property of the Company or such Subsidiary. Therefore, Participant agrees that he or she shall not disclose to any unauthorized Person or use for his or her own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Participant’s acts or omissions. Participant shall deliver to the Company or one of its Subsidiaries, at the termination of Participant’s employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any of its Subsidiaries which he or she may then possess or have under his or her control.
(b)    Assignment of Inventions. Participant acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, formulas, recipes, customer lists, and all similar or related information (whether or not patentable) which relate to the Company’s or any of its Subsidiaries’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Participant while employed by the Company and its Subsidiaries (“Work Product”) belong to the Company or such Subsidiary. Participant shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the period of Participant’s employment) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).
(c)    Non-Competition; Non-Solicitation. At any time during Participant’s Non-Competition Period, Participant shall not, for himself or herself or on behalf of any other Person, participate in, directly or indirectly, any Competing Business in any country in which the Company or any of its Subsidiaries or licensees operates or conducts business as of such time (or with respect to the period after the date of the termination of Participant’s employment, as of such date); provided that, nothing in this sentence shall restrict Participant from passive ownership of three (3) percent or less of the publicly traded securities of any Person. During Participant’s employment with the Company and/or its Subsidiaries and for 1 year thereafter, Participant shall not (i) induce or attempt to induce any employee of the Company or its Subsidiaries to leave the employ of the Company or its Subsidiaries, or in any way interfere with the relationship between the Company or its Subsidiaries and any employee thereof, (ii) hire directly or through another entity any person who was an employee (other than clerical or administrative support personnel) of the Company or its Subsidiaries at any time during the Non-Competition Period or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or its Subsidiaries to cease doing business with the Company or its Subsidiaries, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or its Subsidiaries (including, without limitation, making any negative statements or communications concerning the Company or its Subsidiaries); provided that, clauses (i) and (ii) above shall not apply with respect to any person solicited or employed after the date that is twelve (12) months after the date on which such person’s employment with the Company and its Subsidiaries is terminated.

(d)    No Restriction on Earning a Living. By his or her acceptance and/or acquisition of this Award, Participant thereby acknowledges that the provisions of this Section 5 do not preclude Participant from earning a livelihood, nor do they unreasonably impose limitations on Participant’s ability to earn a living. In addition, Participant thereby acknowledges that the potential harm to the Company and/or its Subsidiaries of non-enforcement of this Section 5 outweighs any harm to Participant of enforcement (by injunction or otherwise) of this Section 5 against him. If any portion of the provisions of this Section 5 is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, territory, definition of activities covered, or definition of information covered is considered to be unreasonable in scope, the invalid or unenforceable term shall be redefined, or a new enforceable term provided, such that the intent of the Company and Participant in agreeing to the provisions of this Section 5 will not be impaired and the provision in question shall be enforceable to the fullest extent of applicable law.
(e)    For purposes of this Section 5, the term “Non-Competition Period” for Participant means (i) in the case of termination by the Company with Cause, the period of Participant’s employment plus one (1) year after the date of Participant’s termination of employment, (ii) in the case of resignation for any reason (including Retirement), the period of Participant’s employment plus one (1) year after the date of Participant’s termination of employment, and (iii) otherwise, the period of Participant’s employment plus the greater of one (1) year after the date of Participant’s termination of employment or the length of time, if any, for which Participant receives (or is eligible to receive, where Participant declines or otherwise takes action to reject) in connection with Participant’s termination severance benefits or other similar payments from the Company or its Subsidiaries pursuant to an agreement with Participant, the severance policies of the Company and its Subsidiaries then in effect, at the Company’s or any of its Subsidiaries’ election, or otherwise (or the length of time in terms of compensation used to determine the amount of Participant’s severance benefits in the event such severance benefits are payable in a lump sum or on a schedule different than such length of time). In no event shall any amount received by Participant pursuant to any put or call provisions under the Stockholders Agreement constitute severance or other similar payments for purposes of this definition. For purposes of this Section 5, the term “Competing Business” shall mean, with respect to Participant at any time, any Person engaged wholly or in part (directly or through one or more Subsidiaries) in the retail sale or retail distribution (via stores, mail order, e-commerce, or similar means) of Competing Products, if more than one-third (1/3) of such Person’s gross sales for the twelve (12) month period preceding such time (or with respect to the period after the date of Participant’s termination of employment, as of such date) are generated by engaging in such sale or distribution of Competing Products. Without limiting the foregoing, Competing Businesses shall in any event include Wal-Mart, Sears (K-Mart), Target, Amazon.com, Buy Buy Baby, Mattel, Hasbro, Tesco, Carrefour, or any of their respective subsidiaries or affiliates. For purposes of this Section 5, the term “Competing Products” shall mean, with respect to Participant at any time, (i) toys and games, (ii) video games, computer software for children, and electronic toys or games, (iii) juvenile or baby: products, apparel, equipment, furniture, or consumables, (iv) wheeled goods for children, and (v) any other product or group of related products that represents more than twenty (20) percent of the gross sales of the Company and its Subsidiaries for the twelve (12) month period preceding such time (or with respect to the period after Participant’s termination of employment, as of such date).
6.    No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the employment of Participant and shall not lessen or affect the Company’s or any Affiliate’s right to terminate the employment of Participant.

7.    Legend on Award Certificates. The Award Certificate representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on the Award Certificate to make appropriate reference to such restrictions.
8.    Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant otherwise than as permitted by Section 13.3 of the Plan or by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance which is impermissible shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During Participant’s lifetime, the Option is exercisable only by Participant.
9.    Withholding. Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.
10.    Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
11.    Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to Participant at the address appearing in the personnel records of the Company for Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
12.    Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS. By accepting this Award, Participant hereby (i) agrees that any suit, action or proceeding brought by or against Participant in connection with the Plan or this Award shall be brought solely in the courts of the State of Delaware or the United States District Court for the District of Delaware, (ii) consents to the jurisdiction and venue of each such court, and (iii) agrees to accept service of process by the Company or any of its agents in connection with any such proceeding. BY ACCEPTING THIS AWARD, PARTICIPANT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST PARTICIPANT IN RESPECT OF HIS OR HER RIGHTS OR OBLIGATIONS HEREUNDER.
13.    Option Subject to Plan. By entering into this Agreement Participant agrees and acknowledges that Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail (except that (i) notwithstanding anything to the contrary in Section 13.2 of the Plan, the Option shall be settled in the form of Stock only (not cash), and (ii) the terms of this Agreement shall govern and prevail with respect to any conflicting provision of Section 16.2 of the Plan).
14.    Signature. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first above written, which expressly includes Sections 4 and 5 of this Agreement.

TOYS “R” US, INC.
________________________________________
By: ___________________________________

PARTICIPANT

_______________________________________

Exhibit A
MANAGEMENT STOCKHOLDERS ADDENDUM
This Management Stockholders Addendum (together with the Appendix attached hereto, this “Addendum”) may be incorporated in and made a part of the awards granted under the Toys “R” Us, Inc. 2010 Incentive Plan (the “Plan”). If specified in an Award Certificate (as defined in the Plan), upon the exercise of any Options or the purchase or acceptance of any Restricted Stock or Restricted Stock Unit, each Participant shall, without any action by such Participant, automatically become bound by the terms hereof with respect to the Award Stock or any other Company capital stock, issued to or held by such Participant under the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.
1.Definition. For purposes of this Addendum, the following terms shall have the following meanings:
“Addendum” shall have the meaning set forth in the Preface.
“Approved Sale” shall have the meaning set forth in Section 4(b).
“Award Stock” with respect to a Participant, means any Stock issued to such Participant upon exercise of any Options granted under the Plan and any Stock issued to such Participant as Restricted Stock or Restricted Stock Unit. For all purposes of this Plan, Award Stock will continue to be Award Stock in the hands of any holder (including any Permitted Transferee) other than a Participant (except for the Company and purchasers pursuant to a Public Sale), and each such other holder of Award Stock will succeed to all rights and obligations attributable to such Participant as a holder of Award Stock hereunder. Award Stock will also include shares of the Company’s capital stock issued with respect to shares of Award Stock by way of a stock split, stock dividend or other recapitalization.
“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.
“Executive Officer” shall mean any Management Stockholder who is an officer of the Company (as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended).
“Management Stockholder” shall mean any Participant (including Participants who hold vested Options) and any other holder of Shares, in either case so long as they hold any Shares.
“Participating Sellers”, with respect to Section 4(a), shall have the meaning set forth in Section 4(a)(ii), and with respect to Section 4(b) shall mean any Management Stockholder that is Transferring Shares in an Approved Sale.
“Permitted Vornado Transfer” shall mean any Transfer of shares of the Company’s capital stock by Vornado in order to ensure the preservation of its status as a real estate investment trust under federal tax laws.
“Permitted Transferee” with respect to any Participant means such Participant’s spouse and descendants (whether or not adopted) and any trust, family limited partnership or limited liability company that is and remains at all times solely for the benefit of such

Participant and/or such Participant’s spouse and/or descendants, in each case which transferee has executed and delivered to the Company the documents required under Sections 13.3 or 13.4 of the Plan, as applicable.
“Piggyback Registration” shall have the meaning set forth in Section 5(a).
“Plan” shall have the meaning set forth in the Preface.
“Prospective Buyer” shall mean any Person, including the Company or any of its subsidiaries, proposing to purchase or otherwise acquire shares in a Sale under Section 4(a) or Section 4(b).
“Public Offering” shall mean a public offering and sale of Stock for cash pursuant to an effective registration statement under the Securities Act.
“Public Sale” shall mean any sale pursuant to a registered public offering under the Securities Act, any sale to the public through a broker, dealer or market maker pursuant to Rule 144 promulgated under the Securities Act, or, after an Initial Public Offering, any block sale to a financial institution in the ordinary course of its trading business.
“Registrable Securities” shall mean (i) any share of Stock issued to or otherwise acquired by any Management Stockholder and (ii) any equity securities issued or issuable directly or indirectly with respect to any of the foregoing securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Registrable Securities, such shares will cease to be Registrable Securities when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public pursuant to Rule 144 under the Securities Act. For purposes of this Addendum, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities upon the exercise of Options, to the extent they are then fully vested and exercisable.
“Rule 144” shall mean Rule 144 under the Securities Act (or any successor rule).
“Sale” shall mean a Transfer for value and the terms “Sell” and “Sold” shall have correlative meanings.
“Securities Act” shall mean the Securities Act of 1933, as amended and in effect from time to time.
“Securities Commission” shall mean the Securities and Exchange Commission, or any successor regulatory body.
“Shares” means any shares of Award Stock under the Plan, and any other capital stock of the Company issued to or held by a holder of Award Stock. For all purposes of the Plan (including this Addendum), Shares will continue to be Shares in the hands of any holder (including any Permitted Transferee), and each such holder of Shares will succeed to all the rights and obligations attributable to such Person as a Management Stockholder hereunder with respect to such Shares, until such time as such Shares cease to be considered Shares pursuant to the express terms of Section 3(b) of this Addendum.

“Sponsor” shall mean any of Bain Capital (TRU) VIII, LP., Bain Capital (TRU) VIII-E, L.P., Bain Capital (TRU) Coinvestment, L.P., Bain Capital Integral Investors, LLC, BCIP TCV, LLC, Toybox Holdings, LLC, and Vornado, in each case together with their respective Affiliates.
“Tag Along Deadline” shall have the meaning set forth in Section 4(a)(ii).
“Tag Along Holder” shall have the meaning set forth in Section 4(a)(i).
“Tag Along Notice” shall have the meaning set forth in Section 4(a)(i).
“Tag Along Offer” shall have the meaning set forth in Section 4(a)(ii).
“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise; provided that the sale, pledge, assignment encumbrance or other transfer or disposition of the common shares or beneficial interest, par value $0.04, of Vornado Realty Trust, a Maryland Realty Trust, a Maryland real estate investment trust (or its successors), will not be deemed a Transfer.
“Vornado” means Vornado Truck, LLC.
2.Voting Agreement. Each Management Stockholder, shall at all times cast all votes to which such Management Stockholder is entitled in respect of such Management Stockholder’s Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Company may instruct by written notice. Further, each Management Stockholder hereby grants to the Company an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such Management Stockholder’s Shares as the Company deems appropriate in its sole discretion, which proxy shall be valid and remain in effect with respect to all Shares until they cease, to be Shares pursuant to the terms hereof.
3.Transfer Restrictions.
(a)     General Transfer Restrictions. Each Management Stockholder understands and agrees that any Shares issued to or held by such Management Stockholder on the date hereof have not been registered under the Securities Act or under any state securities laws or the securities laws of any country. No Management Stockholder shall Transfer any such Shares (or solicit any offers in respect of any Transfer of such Shares), except in compliance with the Securities Act, or any applicable state or national securities laws and any restrictions on Transfer contained in the Plan (including this Addendum).
(a)Allowed Transfers. Until the expiration of the provisions of this Section 3, no Management Stockholder shall Transfer any of such Management Stockholder’s Shares to any other Person except as follows:

(i) Permitted Transferees. A Management Stockholder may Transfer Shares to Permitted Transferees solely to the extent provided by, and in accordance with the terms of, Sections 13.3 and 13.4 of the Plan.
(ii) Participation in Drag Along and Tag-Along; Puts and Calls.
(A)Drag-Along. A Management Stockholder may Transfer such Management Stockholder’s Shares to the extent required pursuant to Section 4(b) below.
(B)Tag-Along. A Participating Seller may Transfer Shares pursuant to and in accordance with the provisions of Section 4(a) below.
Shares Transferred pursuant to this Section 3(b)(ii) shall conclusively be deemed thereafter not to be Shares under this Addendum.
(iii) Public Transfers. A Management Stockholder may Transfer Shares: (a) in a Public Offering pursuant to Section 5 below, or (b) (I) with respect to any Executive Officer, from and after the two-year anniversary of the closing of the Initial Public Offering, pursuant to Rule 144 or a block sale to a financial institution in the ordinary course of its trading business or any other legally permitted sale, or (II) with respect to any other Management Stockholder, from and after the six-month anniversary of the closing of the Initial Public Offering, pursuant to Rule 144 or a block sale to a financial institution in the ordinary course of its trading business or any other legally permitted sale. Shares Transferred pursuant to this Section 3(b)(iii) shall conclusively be deemed thereafter not to be Shares under this Addendum.
(b)Impermissible Transfer. Any attempted Transfer of Shares not permitted under the terms of this Section 3 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.
(c)Notice of Transfer. To the extent any Management Stockholder shall Transfer any Shares pursuant to Sections 3(b)(i) or 3(b)(iii), such Management Stockholder shall, within three (3) Business Days following (or, in the case of a Transfer to a Permitted Transferee, within three (3) Business Days prior to) consummation of such Transfer, deliver notice thereof to the Company, which shall then deliver such notice to the Sponsors.
(d)Period. Each of the foregoing provisions of this Section 3 shall expire upon a Change in Control.
1.    “Tag Along” and “Drag Along” Rights.
(a)    “Tag Along” Rights. In connection with any Sale by a Sponsor of any Shares of Stock to any Person (other than a Public Sale, a Permitted Vornado transfer, or any Sale between or among the Sponsors, their Affiliates, or any employee of the Company or any of its Subsidiaries):

(i)    Notice. The Company shall, prior to any such proposed Sale, deliver a written notice (the “Tag Along Notice”) to each Management Stockholder (each, a “Tag Along Holder”), specifying the principal terms and conditions of the Sale (including the number of shares of each class of the Company’s capital stock to be Sold in such Sale).
(ii)    Exercise. Each Tag Along Holder may elect to participate in the Transfer by delivering written notice (the “Tag Along Offer”) within five (5) Business Days after the date of delivery of the Tag Along Notice to such Holder (such date the “Tag Along Deadline”) (each Tag Along Holder so electing, a “Participating Seller”). Each Tag Along Holder who does not make a Tag Along Offer prior to the Tag Along Deadline shall be deemed to have waived all of such holder’s rights to participate in such Sale. Each Tag Along holder will be given the opportunity to exercise their vested Options prior to or in connection with the consummation of a Sale pursuant to this Section 4(a) and the Award Stock issued upon exercise of such vested Options will be Shares for purposes of this Section 4(a).
(iii)    Number of Shares Sold. Each Participating Seller will have the right to include in the Sale, on the same terms and conditions (subject to Section 4(c)(i)) with respect to each Share Sold as the Sponsor proposing such Sale, a number of Shares of each class of Stock to be Sold in such Sale equal to the product of (x) the number of shares of such class of Stock to be Sold in the contemplated Sale, times (y) the quotient obtained by dividing the number of Shares of such class of Stock owned by such Participating Seller by the number of Shares of such class of Stock owned by such Participating Seller and any other Persons participating in such Sale (including the proposing Sponsor and any other Participating Sellers).
(iv)    Rule 144 Eligibility. Notwithstanding anything to the contrary herein, after the two year anniversary of the Initial Public Offering, upon becoming eligible to sell all of his or her shares pursuant to Rule 144, a Tag Along Holder shall no longer be eligible to participate in the Tag Along rights provided by this Section 4(a).
(b)    “Drag Along” Rights. If the Board approves a Change in Control (an “Approved Sale”), each Management Stockholder hereby agrees, if and to the extent requested by the Board, to Sell any or all of such Management Stockholder’s Shares in such Approved Sale on the terms and conditions approved by the Board.
(i)    Management Stockholder Actions. Each Management Stockholder will take all necessary or desirable actions in connection with the consummation of any Approved Sale (including, if such Approved Sale is structured as a merger or consolidation, waiving any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation).
(ii)    Conditions. The obligations of the Management Stockholders with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each Management Stockholder will receive the same form and amount of consideration per share as received by the Sponsors for the corresponding class of shares of the Company’s capital stock, or if any Sponsor is given an option as to the form and amount of consideration to be received in respect of shares of the Company’s capital stock of any class, all Management Stockholders holding shares of the Company’s capital stock of such class will be given the same option; and (ii) each holder of vested and exercisable Options will be given the opportunity to exercise such rights prior to or in connection with the consummation of an Approved Sale and the Award Stock issued upon exercise of such vested Options will be Shares for purposes of this Section 4(b).
(c)    Miscellaneous. The following provisions shall be applied to any proposed Sale to which Section 4(a) or 4(b) applies:
(i)    Certain Legal Requirements. In the event the consideration to be paid in exchange for Shares in a proposed Sale pursuant to Section 4(a) or Section 4(b) includes any securities, and the receipt thereof by a Participating Seller would require under applicable law (A) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Sale or (B) the provision to any Participating Seller of any specified information regarding such securities or the issuer thereof that is material and not otherwise required to be provided for the Sale, then such Participating Seller shall not have the right to Sell Shares in such proposed Sale, and the Sponsors proposing such Sale (in the case of Section 4(a)) or the Board (in the case of Section 4(b)), as applicable, shall (x) in the case of a Sale that is not a Change in Control, have the right, but not the obligation, and (y) in the case of a Sale that is a Change in Control, have the obligation, to cause to be paid to such Participating Seller in lieu of the issuance of such securities, against surrender of the Shares which would have otherwise been Sold by such Participating Seller to the Prospective Buyer in the proposed Sale, an amount in cash equal to the Fair Market Value of such securities as of the date such securities would have been issued in exchange for such Shares.
(ii)    Further Assurances. Each Participating Seller shall take or cause to be taken all such actions as may be reasonably necessary or reasonably desirable in order to expeditiously consummate each Sale pursuant to Section 4(a) or Section 4(b) and any related transactions, including executing acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities: and otherwise cooperating with the Sponsor proposing such Sale or the Board (as applicable) and the Prospective Buyer, provided, however, that Participating Sellers shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence. Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Sponsor proposing such Sale or the Board (as applicable) to which other sellers will also be party, including agreements to (i)(A) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares, the absence of any adverse claims with respect to such shares and the non-contravention of other agreements and (B) be liable as to such representations, warranties, covenants and other agreements, in each ease to the same extent (but with respect to its own Shares and with respect to its own representations, warranties, covenants and other agreements) as the other sellers, and (ii) be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its subsidiaries; provided, however, that the aggregate amount of liability described in this clause (ii) in connection with any Sale shall not exceed the lesser of (i) such Participating Seller’s pro rata portion of any such liability, to be determined in accordance with such Participating Seller’s portion of the aggregate proceeds to all sellers in connection with such Sate and (ii) the proceeds to such Participating Seller in connection with such Sale.
(iii)    Sale Process. The Sponsor proposing such Sale, in the case of a proposed Sale pursuant to Section 4(a), or the Board, in the case of a proposed Sale pursuant to Section 4(b), shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Sale and the terms and conditions thereof. If any proposed Sale is postponed, abandoned or not consummated, then the Sponsors or the Board, as applicable, shall comply with the provisions of this Section 4 with respect to any subsequent proposed Sale. No Company stockholder nor any Affiliate of any such holder shall have any liability to any Management Stockholder arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Sale.
(iv)    Expenses. All reasonable costs and expenses incurred for the benefit of all holders of Stock in connection with any proposed Sale shall be paid by the Company (to the extent not otherwise paid by the acquiring party), subject to the following sentence. Any costs incurred by or on behalf of any Participating Sellers on their own behalf will not be considered costs of the Sale hereunder, and will be borne by such Participating Seller(s).
(d)    Period. The provisions of Section 4(a) shall expire upon the earlier to occur of (i) the Initial Public Offering and (ii) a Change in Control. Each of the other provisions of this Section 4 above shall expire upon a Change in Control.
2.    Registration Rights.
(a)    Right to Piggyback. Whenever the Company proposes to conduct an underwritten registration of any of its securities under the Securities Act (other than (i) in an Initial Public Offering or (ii) in connection with registration on Form S-4 or Form S-8 or any successor or similar form) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to Section 5(b), will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the delivery of the Company’s notice.
(b)    Priority on Registrations. In any underwritten registration, if the managing underwriters advise the Company that in their opinion the number of Registrable Securities, or the total number of securities of the Company, requested or proposed to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering, the Company will include in such registration the Registrable Securities, and the other securities of the Company, that in the opinion of the managing underwriters can be sold without adversely affecting the marketability of such offering, as follows: (i) first, if the registration is a primary offering on behalf of the Company, the securities the Company proposes to sell, (ii) second, any securities of the Company requested to be included in such registration by holders that have a contractual right to include securities in such registration prior to the holders of Registrable Securities, (iii) third, the Registrable Securities and any other securities of the Company requested to be included in such registration, pro rata among the holders of such Registrable Securities and other securities on the basis of the number of shares owned by each such holder.

(c)    Further Assurances. Each holder of Registrable Securities will take all necessary or desirable action in connection with the consummation of any Piggyback Registration. including (a) agreeing to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Board; (b) completing and executing all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; and (c) providing in writing such information and affidavits as requested by the Board in connection with any registration statement or prospectus relating to such offering.
3.    Legends.
(a)    Restrictive Legend. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER AND OTHER RESTRICTIONS PURSUANT TO THE TOYS “R” US, INC. 2010 INCENTIVE PLAN, AS AMENDED (THE “PLAN”) INCLUDING THE MANAGEMENT STOCKHOLDERS ADDENDUM ATTACHED THERETO AND MADE A PART THEREOF. A COPY OF THE PLAN WILL BE FURNISHED WITHOUT CHARGE BY TOYS “R” US HOLDINGS, INC. TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”
Any Person who acquires Shares which cease to be subject to the terms of the Plan (including this Addendum) shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.
(b)    Securities Act Legend. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR QUALIFICATION FOR AN EXEMPTION THEREFROM.”
(c)    Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Management Stockholder’s Shares until the conditions specified in the foregoing legends and the Plan (including this Addendum) are satisfied.
(d)    Termination of the Securities Act Legend. The requirement imposed by Section 6(b) shall cease and terminate as to any particular Management Stockholder’s Shares (i) when, in the opinion of counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (ii) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Wherever (A) such requirement shall cease and terminate as to any Management Stockholders Shares or (B) such Shares shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 6(b).

4.    Notices. Notices required or permitted to be made under this Addendum shall be made in the manner specified in the Plan.
5.    Section 16. The Company shall use its commercially reasonable efforts to cause any acquisition of Options or Award Stock under the Plan to be exempt under Rule 16b-3 promulgated trader the Securities Exchange Act of 1934.

APPENDIX TO
MANAGEMENT STOCKHOLDERS ADDENDUM
This Appendix includes additional terms and conditions that govern Award Stock held by a Participant in the event of the Participant’s termination of employment with the Company or any of its Subsidiaries for any reason. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Addendum or the Plan.

1.	Definitions. For purposes of this Appendix, the following terms shall have the following meanings:
“2005 Plan” shall mean the Toys “R” Us, Inc. 2005 Incentive Plan, as amended.
“Termination Date” means the date on which a Participant ceases to be employed by the Company or any of its Subsidiaries for any reason.

2.	Repurchase of Shares (Call Right). This Section 2 shall apply to all Award Stock issued or issuable to a Participant in respect of Awards granted under the Plan.

(a)
Repurchase Option. In the event that a Participant is no longer employed by the Company or any of its Subsidiaries for any reason, all Award Stock issued or issuable to such Participant (whether as Restricted Stock or upon the exercise of Options or the settlement of Restricted Stock Units), whether held by such Participant or one or more transferees of such Participant, will be subject to repurchase by the Company and the Sponsors (solely at their option), by delivery of one or more Repurchase Notices (as defined below) within the time period set forth below, pursuant to the terms and conditions set forth in this Section 2 (the “Repurchase Option”), unless otherwise set forth in the Award Certificate between the Company and the Participant; provided, that, if determined to be necessary by the Company in order to avoid an additional compensation expense, in no event shall the Company (or, if applicable, the Sponsors) be entitled to deliver any such notice with respect to any shares of Award Stock (including any shares of Award Stock issued upon the exercise of Options or similar purchase right) unless and until such shares of Award Stock have been issued, vested (if applicable) and outstanding for at least six months. The Repurchase Option shall terminate on the first to occur of a Change in Control or an Initial Public Offering.

(b)
Termination of Employment. Unless otherwise specified in an Award Certificate, if a Participant’s employment with the Company or any of its Subsidiaries is terminated for any reason (including a termination by the Company with or without Cause, a resignation by the Participant for any reason, or a termination due to retirement, death or disability), then at any time during the one (1) year period commencing on the later of (i) the Termination Date and (ii) for each share of Award Stock acquired upon exercise of an Option, the date on which such share was acquired upon such exercise (the “Repurchase Period”), the Company may elect to purchase all or any portion of the Award Stock issued or issuable to such Participant at a price per share equal to the Fair Market Value thereof, in each case as determined as of a date determined by the Board that is the anticipated date of the Repurchase Closing (as defined in Section 2(c) below).

(c)
Repurchase Procedures. Pursuant to the Repurchase Option, the Company may elect to exercise the right to purchase all or any portion of the shares of Award Stock issued to a Participant by delivering written notice or notices (each, a “Repurchase Notice”) to the holder or holders of the such Award Stock at any time and from time to time prior to the expiration of the Repurchase Period; provided, that such period may be tolled in accordance with Section 2(f) below. Each Repurchase Notice will specifically identify the shares of Award Stock to be acquired from such holder(s), the repurchase price of such shares, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction (each, a “Repurchase Closing”). In the event that the Company elects to purchase a portion of such Award Stock pursuant to the terms of this Section 2(c), if any shares of such Award Stock are held by transferees of such Participant, the Company shall purchase the shares elected to be purchased first from such Participant to the extent of the shares of such Award Stock then held by such Participant and second purchase any remaining shares elected to be purchased from such other holder(s) of Award Stock pro rata according to the number of shares of Award Stock held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share) and the number of shares of each class of Award Stock to be purchased will be allocated among such other holders pro rata according to the total number of shares of Award Stock to be purchased from such persons.

(d)	Sponsor Rights.

(i)
If for any reason the Company does not elect to purchase all of the Award Stock (issued or issuable to a particular Participant) pursuant to the Repurchase Option pursuant to one or more Repurchase Notices, the Sponsors will be entitled to exercise the Repurchase Option, in the manner set forth in this Section 2(d), for the Award Stock the Company has not elected to purchase (the “Available Shares”). As soon as practicable after the Company has determined that there will be Available Shares, the Company shall give written notice (each, an “Option Notice”) to the Sponsors setting forth the number of Available Shares and the price for each Available Share as determined pursuant to the provisions of this Section 2.

(ii)
The Sponsors may elect to purchase any number of Available Shares by delivering written notice (an “Election Notice”) to the Company and the Participant within 20 days after receipt of the Option Notice from the Company. If the Sponsors elect to purchase an aggregate number of shares greater than the number of Available Shares, each class of Available Shares shall be allocated among the Sponsors based upon the number of shares of Common Stock owned by each Sponsor on a fully-diluted basis.

(e)
Closing of Repurchase. The closing of the transactions contemplated by this Section 2 will take place on the date designated in the applicable Repurchase Notice or Election Notice, as the case may be, which date will not be more than 60 days after the delivery of such notice. The Company and/or the Sponsors, as the case may be, will pay for the Award Stock to be purchased pursuant to the Repurchase Option by delivery of a check payable to the holder(s) of Award Stock or a wire transfer of immediately available funds. In addition, the Company may pay the repurchase price for such Award Stock by offsetting such amounts against any bona fide debts owed by Participant to the Company or any of its Subsidiaries. The Company and/or the Sponsors as the case may be, will receive customary representations and warranties from each seller regarding the sale of Award Stock including, but not limited to, the representation that such seller has good and marketable title to the Award Stock to be Transferred free and clear of all liens, claims and other encumbrances, and will be entitled to require all sellers’ signatures be guaranteed by a national bank or reputable securities broker. In the event that the Fair Market Value of the Award Stock has increased or decreased from the date on which it is determined to the date of closing pursuant to this Section 2(e), then the repurchase shall be consummated at such higher or lower price.

(f)
Restrictions on Repurchase. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Award Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Award Stock for cash and the Sponsors have not elected to acquire all Award Stock which the Company and the Sponsors have a right to repurchase pursuant to this Section 2, the Company shall have the right to deliver, as payment of the repurchase price, a subordinated note or notes payable in up to three equal annual installments beginning on the first anniversary of the closing of such repurchase and bearing interest (accruing quarterly) at a rate per annum equal to 7%. Any such notes issued by the Company shall be subject to any restrictive covenants which the Company is subject to at the time of repurchase. If any such restrictions prohibit the repurchase of Award Stock for such subordinated notes and the Sponsors have not elected to acquire all Award Stock which the Company and the Sponsors have a right to repurchase pursuant to this Section 2, the time periods provided in this Section 2 shall be suspended for a period of up to 12 months, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions but in no event later than twelve months after the initial time periods hereunder.

3.
Put Rights. Any put rights that a Participant may have in respect of either (a) Award Stock issued or issuable to the Participant pursuant to Awards granted under the Plan or (b) shares of Company Common Stock issued or issuable to the Participant pursuant equity awards granted under the 2005 Plan, in each case, as set forth in the applicable award agreement, employment agreement or other instrument governing the terms of the underlying Award or equity award, respectively, may only be exercised by the Participant with the prior written approval of the Committee.

4.
Net Settlement Subject to Committee Approval. Any right that a Participant may have to cover taxes due upon the vesting of Awards of Restricted Stock or Restricted Stock Units granted under the Plan through net settlement, as set forth in the applicable award agreement, employment agreement or other instrument governing the terms of the underlying Award, may only be exercised by the Participant with the prior written approval of the Committee.